Exhibit 10.1

STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (“Agreement”) is entered into as of July 1, 2009, by and among Tropicana Las Vegas Hotel and Casino, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule A hereto, which constitute all of the stockholders of the Company as of the date hereof, any other stockholder or option holder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (each, a “Joinder Agreement”) and each Affiliated Transferee.

R E C I T A L S:

WHEREAS, this Agreement is being entered into on the Effective Date of the First Amended Joint Plan of Reorganization of Tropicana Las Vegas Holdings, LLC and Certain of its Debtor Affiliates pursuant to Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. (as modified and confirmed by the Bankruptcy Court, the “Plan”);

WHEREAS, the Company has issued its Class A common stock, $0.01 par value per share (“Class A Common Stock”), and its Class B common stock, $0.01 par value per share (“Class B Common Stock,” and together with the Class A Common Stock, “Common Stock”), to the persons and entities listed on Schedule A hereto in accordance with the terms of the Plan;

WHEREAS, the Company intends to issue one or more series Class A convertible preferred stock, $0.01 par value per share (the “Class A Preferred Stock”), as contemplated by the Plan (the “Rights Offering”); and

WHEREAS, the parties desire, for their mutual benefit and protection, to enter into this Agreement to set forth certain of their respective rights and obligations with respect to the Shares;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

1.1                                 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. Any reference to “day” shall mean a calendar day unless indicated otherwise.

1.2                                 Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock issued and outstanding or held by a Holder, the number of shares deemed to be issued and outstanding or held by that Holder, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by the Holder, as applicable, plus, without duplication, the total number of shares of Common Stock issuable upon the conversion of any Preferred Stock then issued and outstanding or owned by such Holder, as applicable.

1.3                                 Defined Terms. For purposes of this Agreement, the following terms have the following meanings, and the terms defined in the Section 7.1 have the meanings ascribed therein:

(a)                                  “Affiliate”: As defined in Rule 12b-2 promulgated under the Exchange Act; provided that Onex Corporation and its affiliates shall be deemed to be “Affiliates” of the Onex Stockholders for purposes of this Agreement.

(b)                                 “Affiliated Transferee”: As defined in Section 2.2.

(c)                                  “Agreement”: As defined in the introductory paragraph.

(d)                                 “Bankruptcy Court”: The United States Bankruptcy Court for the District of Delaware.

(e)                                  “Board”: As defined in Section 4.1.

(f)                                    “Business Day”: Any day other than a Saturday, Sunday or a day on which banks are required or permitted to be closed in New York, New York.

(g)                                 “By-Laws”: The by-laws of the Company in effect as of the date hereof, as the same may be amended or modified from time to time in accordance with the terms thereof and the terms of this Agreement.

(h)                                 “Class A Common Stock”: As defined in the Recitals.

(i)                                     “Class A Preferred Stock”: As defined in the Recitals.

(j)                                     “Class B Common Stock”: As defined in the Recitals.

(k)                                  “Certificate of Designations”: the Certificate of Designations of the Class A Convertible Participating Preferred Stock of the Company, as the same may be amended or modified from time to time in accordance with the terms thereof and the terms of this Agreement.

(l)                                     “Certificate of Incorporation”: the Certificate of Incorporation of the Company on file with the Delaware Secretary of State as of the date hereof, as the same may be amended or modified from time to time in accordance with the terms thereof and the terms of this Agreement.

(m)                               “Common Stock”: As defined in the Recitals and any other common stock issued by the Company.

(n)                                 “Company”: As defined in the introductory paragraph and any successors thereto.

(o)                                 “DGCL”: Delaware General Corporation Law.

(p)                                 “Distress”: As defined in Section 5.2(b)(2).

(q)                                 “Drag Along Right”: As defined in Section 3.2(a).

(r)                                    “Drag Along Transaction”: A bona fide negotiated transaction or series of related transactions with a Third-Party Buyer, in which (x) on or before the Initial Drag Date, a Super Majority Interest or (y) at any time following the Initial Drag Date, a Majority Interest, has determined (i) to sell or otherwise dispose of all or substantially all of the assets of the Company, or (ii) to sell fifty percent (50%) or more of the then outstanding shares of Common Stock, or (iii) to cause the Company to merge with or into or consolidate with any Third Party Buyer.

(s)                                  “Dragging Holders”: As defined in Section 3.2(a).

(t)                                    “Effective Date”: July 1, 2009.

(u)                                 “Equity Issuance”: As defined in Section 5.2(a)(2).

(v)                                 “Equity Incentive Plan”: Any equity incentive plan of the Company adopted by the Board, as amended from time to time.

(w)                               “Exchange Act”: The Securities Exchange Act of 1934, as amended.

(x)                                   “Gaming Laws”: All legal requirements pursuant to which the Nevada Gaming Control Board, the Nevada Gaming Commission and the Clark County Liquor and Gaming Licensing Board (collectively the “Gaming Authorities”), possess regulatory, licensing, permit, approval or suitability authority with respect to gambling, gaming or casino activities conducted within Clark County, Nevada, including, specifically, the Nevada Gaming Control Act, as codified in Chapter 463 of the Nevada Revised Statutes, the regulations of the Nevada Gaming Commission promulgated thereunder and the Clark County Code, all as amended from time to time.

(y)                                 “Holder”: Each person who holds Shares from time to time.

(z)                                   “Independent Director”: An individual who qualifies as an “independent director” under the rules promulgated under any national securities exchange on which the Shares are then listed or, if the Shares are not then listed, by the rules promulgated by the New York Stock Exchange, each as in effect from time to time.

(aa)                            “Initial Drag Date”: As defined in Section 3.2(a).

(bb)                          “Issuance”: As defined in Section 5.3(g).

(cc)                            “Joinder Agreement”: As defined in the introductory paragraph.

(dd)                          “Licensing Action”: As defined in Section 5.2(a)(3).

(ee)                            “Majority Interest”: The Holders holding not less than a majority of the outstanding Shares held by all of the Holders, calculated in accordance with Section 1.2  hereof.

(ff)                                “Necessary Action”: With respect to a specified result, all actions (to the extent not prohibited by law) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to Shares, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) refraining from objecting and waiving any available statutory appraisal or similar rights, (iv) executing agreements and instruments, (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, (vi) nominating or electing any members of the Board; (vii) removing any members of the Board whom the person obliged to take the Necessary Action has the right to remove; and (vii) calling or causing to be called a special meeting of the Board or stockholders of the Company.

(gg)                          “Non-Onex Holder”: As defined in Section 4.5(b).

(hh)                          “Onex Stockholders”: Collectively, any Person that is both a Holder and an Affiliate of OCP I LP or of Onex Corporation.

(ii)                                  “Person”: Any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, an estate, an unincorporated organization or other entity or association, governmental or otherwise.

(jj)                                  “Plan”: As defined in the Recitals.

(kk)                            “Preemptive Holder”: As defined in Section 5.3(a).

(ll)                                  “Preemptive Offer Notice”: As defined in Section 5.3(a).

(mm)                      “Preemptive Offer Period”: As defined in Section 5.3(a).

(nn)                          “Preemptive Securities”: As defined in Section 5.3(a).

(oo)                          “Preferred Stock”: The Class A Preferred Stock.

(pp)                          “Proposed Transferee”: As defined in Section 3.1.

(qq)                          “Proposed Sale Transaction”: As defined in Section 3.1.

(rr)                                “Pro Rata Share”: As defined in Section 5.3(e).

(ss)                            “Purchasing Holder”: As defined in Section 5.3(g).

(tt)                                “Qualified Public Offering”: The distribution and sale to the public, pursuant to one or more effective registration statements under the Securities Act of equity securities of the Company for aggregate gross proceeds of not less than $100 million (other than pursuant to a registration statement (i) on Form S-4 or S-8 or otherwise relating to equity securities issuable in connection with a business combination or under any employee benefit plan and (ii) covering the resale of equity securities of the Company on a continuing basis under and in accordance with Rule 415 of the Securities Act).

(uu)                          “Rights Offering”: As defined in the Recitals.

(vv)                          “Recapitalization”: An issuance of securities paid, issued or distributed on account of, in exchange for or in replacement of shares of Common Stock by way of or in connection with a stock split, reverse stock split, recapitalization, exchange, conversion, merger or consolidation affecting all shares of Common Stock proportionately.

(ww)                      “Related Party Transaction”: As defined in Section 5.2(a)(1).

(xx)                              “Remaining Holders”: As defined in Section 3.1(a).

(yy)                          “Securities Act”: The Securities Act of 1933, as amended.

(zz)                              “Selling Holder”: As defined in Section 3.1.

(aaa)                      “Shares”: At any point in time, shares of (i) Common Stock and (ii) Preferred Stock. At all times, the number of Shares deemed issued and outstanding or held or to be voted by any Holder shall be calculated in accordance with Section 1.2.

(bbb)                   “Special Approval Requirement”: As defined in Section 5.1.

(ccc)                      “Subsidiary” shall mean, with respect to any Person, any other Person of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such other Person, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such other Person.

(ddd)                   “Super Majority Interest”: The Holders holding not less than two-thirds of the outstanding Shares held by all of the Holders, calculated in accordance with Section 1.2 hereof.

(eee)                      “Tag Along Acceptance Notice”: As defined in Section 3.1(b).

(fff)                            “Tag Along Election Period”: As defined in Section 3.1(b).

(ggg)                   “Tag Along Notice”: As defined in Section 3.1(a).

(hhh)                   “Tag Along Right”: As defined in Section 3.1(a).

(iii)                               “Third Party Buyer”: Any Person who, immediately prior to the contemplated transaction, (i) is not a Dragging Holder or Affiliate of any Dragging Holder, (ii) is not the spouse or descendant (by birth or adoption) of any Dragging Holder or a trust solely for the benefit of any Dragging Holder, his spouse, or his descendant (by birth or adoption), and (iii) is neither a portfolio company of any such Dragging Holder nor a direct or indirect Subsidiary of any portfolio company of any Dragging Holder.

(jjj)                               “Transfer”: Any direct or indirect sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer pursuant to the laws of descent and distribution, donation, grant of security interest in or any other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, of all or any portion of a security (or any direct or indirect economic or beneficial interest therein or control or direction thereof), any interest or rights in a security, or any rights under this Agreement.

(kkk)                      “Transferee”: the recipient of a Transfer.

1.4                                 Certain Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections are to Sections of this Agreement; (b) each term defined in this Agreement has the meaning assigned to it; (c) all uses of “herein,” “hereto,” “hereof” and words similar thereto in this Agreement refer to this Agreement in its entirety, and not solely to the Section or provision in which it appears; (d) “or” is disjunctive but not necessarily exclusive, and (e) words in the singular include the plural and vice versa.

2.                                       Transfers.

2.1                                 Transfers. A Holder may Transfer all or any portion of the Shares now owned or hereafter acquired by such Holder provided that (a) unless such Transfer is made in the Initial Public Offering or after the Initial Public Offering (i) in a public offering or (ii) pursuant to Rule 144, the proposed Transferee contemporaneously with such Transfer shall have entered into a Joinder Agreement thereby agreeing to be bound by all the terms and conditions of this Agreement, subject to the same restrictions and obligations as a Holder who is an original signatory hereto and (b) such Transfer is made in compliance with Section 3, if applicable. Any Transfer or attempted Transfer (a) in violation of this Agreement, (b) in violation of applicable law or (c) which causes the Company to be required to register the Shares pursuant to Section 12(g)(1) of the Exchange Act as a result of the Shares being held of record by five hundred (500) or more Persons, shall not be recognized by the Company or its transfer agent, if any, and shall be void ab initio and of no force or effect whatsoever. The Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law) and the Company shall have the right to refuse to recognize any Transferee of any Holder for any purpose.

2.2                                 Affiliate Transfers. Notwithstanding anything herein to the contrary, the provisions of Section 3 shall not apply to a Transfer by any Holder (a) to an Affiliate of such Holder, (b) to the spouse or descendant (by birth or adoption) of such Holder, or (c) to a trust solely for the benefit of such Holder, his spouse, or his descendant (by birth or adoption), provided that, unless such Transfer is made in the Initial Public Offering or after the Initial Public Offering (i) in a public offering or (ii) pursuant to Rule 144, such proposed Transferee contemporaneously with such Transfer shall have entered into a Joinder Agreement thereby agreeing to be bound by all the terms and conditions of this Agreement, subject to the same restrictions and obligations as a Holder who is an original signatory hereto. “Affiliated Transferee” means any Person that received Shares in compliance with this Section 2.2. Notwithstanding anything to the contrary in this Agreement or any failure by an Affiliated Transferee under this Section 2.2 to execute a Joinder Agreement, such Affiliated Transferee shall take any Shares so Transferred subject to all provisions of this Agreement applicable to Holders, whether or not they so agree in writing, and such Transfer shall not be void or voidable solely by reason of a failure to execute a Joinder Agreement.

2.3                                 Compliance with Securities Laws and Other Applicable Laws. Notwithstanding anything herein to the contrary, no Holder shall Transfer any Common Stock or Preferred Stock unless (a) such Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws and any other applicable laws or (b) such Holder shall have furnished the Company with (i) an opinion of counsel, if reasonably requested by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or “blue sky” laws and (ii) such representation and covenants of such Holder as are reasonably requested by the Company to ensure compliance with any applicable federal securities laws and state securities or “blue sky” laws and any other applicable laws.

3.                                       Tag Along Rights and Drag Along Rights.

3.1                                 Tag Along Rights. If at any time any Holder or any “beneficial owner” within the meaning of Section 13(d) of the Exchange Act of Shares (a “Selling Holder”) desires to Transfer Shares which represent thirty percent (30%) or more of the Shares held by all Holders through a bona fide single private transaction or a series of related transactions (the “Proposed Sale

Transaction”) to any Person (a “Proposed Transferee”), such Selling Holder may, subject to the provisions of Section 3.1 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 3.1:

(a)                                  No later than twenty (20) Business Days prior to the consummation of the Proposed Sale Transaction, the Selling Holder shall provide to each other Holder (the “Remaining Holders”) notice of the Proposed Sale Transaction (the “Tag Along Notice”) and of such Remaining Holders’ right to participate in the Proposed Sale Transaction on a pro rata basis with the Selling Holder as calculated pursuant to Section 3.1(c) below; provided that no Remaining Holder shall be entitled to sell more than the number of Shares described in Section 3.1(c) (the “Tag Along Right”). The Tag Along Notice shall identify the Proposed Transferee and all relevant information in connection with the Proposed Sale Transaction, including a copy of any term sheet or other agreement regarding the Proposed Sale Transaction executed by the Proposed Transferee to the extent there is one.

(b)                                 Each of the Remaining Holders shall have the right to exercise its Tag Along Right by giving written notice of such intent to participate (the “Tag Along Acceptance Notice”) to the Selling Holder within ten (10) Business Days after receipt by such Remaining Holder of the Tag Along Notice (the “Tag Along Election Period”). Each Tag Along Acceptance Notice shall indicate the maximum number of Shares the Remaining Holder wishes to sell, including the number of Shares it would sell if one or more other Remaining Holders do not elect to participate in the sale on the terms and conditions stated in the Tag Along Notice. The delivery of the Tag Along Acceptance Notice shall constitute an irrevocable offer by the Remaining Holder to sell the Shares indicated therein for the price and on the terms and conditions described in the Tag Along Notice and such other terms and conditions applicable to the Selling Holder and otherwise in accordance with this Section 3.1; provided that no Remaining Holder shall be entitled to sell more than the number of Shares described in Section 3.1(c). Any Remaining Holder holding Preferred Stock shall be permitted to sell to the relevant Proposed Transferee in connection with any exercise of the Tag Along Right, at its option, (i) shares of Common Stock acquired upon conversion of such Preferred Stock, or (ii) shares of Preferred Stock as provided in Section 3.1(g).

(c)                                  Each Remaining Holder shall have the right to sell in the Proposed Sale Transaction a portion of its Shares which is equal to or less than the product obtained by multiplying the total number of Shares proposed to be sold to the Proposed Transferee in the Proposed Sale Transaction by a fraction, the numerator of which is the total number of Shares owned by such Remaining Holder and the denominator of which is the total number of Shares held by all Holders and all other holders of Shares, including for this purpose Shares issuable upon the exercise of vested options, in each case as of the date of the Tag Along Notice, subject to increase as hereinafter provided. In the event any Remaining Holder does not elect to sell the full amount of the Shares such Remaining Holder is entitled to sell pursuant to this Section 3.1 (such Remaining Holder, an “Undersubscribing Remaining Holder”), then the Selling Holder and any Remaining Holders who have elected to sell the full amount of the Shares they are entitled to sell pursuant to the first sentence of Section 3.1(c) shall have the right to sell their pro rata share of any Shares any Undersubscribing Remaining Holder is entitled, but does not elect, to sell; provided that no Remaining Holder shall be entitled to sell more than the maximum number of Shares set forth in such Remaining Holder’s Tag Along Acceptance Notice.

(d)                                 Within ten (10) calendar days after the end of the Tag Along Election Period, the Selling Holder shall promptly notify each participating Remaining Holder of the number of Shares held by such Remaining Holder that will be included in the sale and the date on which the Proposed Sale Transaction will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the end of the Tag Along Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any. Each participating Remaining Holder may effect its participation in any Proposed Sale Transaction hereunder by (i) execution and delivery to the Proposed Transferee, or to the Selling Holder for delivery to the Proposed Transferee, of one or more instruments of conveyance and transfer or certificates, properly endorsed for transfer, representing the Shares to be sold by it and (ii) executing any purchase agreements, indemnity agreements, escrow agreements or related documents that the Selling Holder is executing. At the time of consummation of the Proposed Sale Transaction, the Proposed Transferee shall remit directly to each participating Remaining Holder that portion of the sale proceeds to which the participating Remaining Holder is entitled by reason of its participation with respect thereto (less such participating Remaining Holder’s pro rata share (based on its Shares being sold) of any sale proceeds to be escrowed or held back). No Shares may be purchased by the Proposed Transferee from the Selling Holder unless the Proposed Transferee simultaneously purchases from the participating Remaining Holders all of the Shares that they have elected and are entitled to sell pursuant to this Section 3.1.

(e)                                  Any Shares held by a Selling Holder that are the subject of the Proposed Sale Transaction and that the Selling Holder desires to Transfer following compliance with this Section 3.1, may be sold to the Proposed Transferee only during the period specified in Section 3.1(d) and only on terms no more favorable in the aggregate to the Selling Holder than those contained in the Tag Along Notice. Prior to the effectiveness of any Transfer to a Proposed Transferee hereunder, such Proposed Transferee shall have entered into a Joinder Agreement, and such Proposed Transferee shall have all the rights and obligations hereunder and such Proposed Transferee shall become a Holder for all purposes hereunder. In the event that the Proposed Sale Transaction is not consummated within the period required by this Section 3.1 or the Proposed Transferee fails timely to remit to each participating Remaining Holder its respective portion of the sale proceeds, the Proposed Sale Transaction shall be deemed to lapse, and any Transfer of Shares pursuant to such Proposed Sale Transaction shall be in violation of the provisions of this Agreement unless the Selling Holder sends a new Offer Notice and once again complies with the provisions of Section 3.1 with respect to such Proposed Sale Transaction.

(f)                                    If two or more Holders propose concurrent Transfers that are subject to this Section 3.1, then the relevant provisions of this Section 3.1 shall apply separately to each such proposed Transfer.

(g)                                 For the avoidance of doubt, notwithstanding any other provision of this Section 3.1, in the event that the Proposed Sale Transaction involves the sale of both shares of Common Stock and shares of Preferred Stock, the economic terms of the Proposed Sale Transaction shall be the same on a per Share basis, based upon the number of shares of Common Stock issuable upon the conversion of such Preferred Stock at the then-existing Conversion Price (as defined in the Certificate of Designations of the Preferred Stock) of the Preferred Stock.

(h)                                 Notwithstanding anything to the contrary in this Section 3, in connection with a Proposed Sale Transaction, no Holder shall be required to provide any indemnification other than indemnification that is (i) several and not joint and (ii)

expressly capped such that the liability of the applicable Holder will not exceed the dollar amount of net proceeds received by such Holder in the Proposed Sale Transaction.

3.2                                 Drag Along Rights.

(a)                                  In the event that (i) on or before July 1, 2014 (the “Initial Drag Date”), a Super Majority Interest, or (ii) at any time following the Initial Drag Date, a Majority Interest, desires to effect a Drag Along Transaction, then all Holders shall be obligated to and shall upon the written request of a Super Majority Interest or a Majority Interest, as applicable (the “Dragging Holders”), (i) if the Drag Along Transaction involves the sale of Shares, sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Third-Party Buyer a pro rata portion of the Shares to be sold, based on the total number of outstanding Shares held by such Holder, on substantially the same terms and conditions applicable to the Dragging Holders; and (ii) execute and deliver such instruments of conveyance and transfer and take all Necessary Action, including voting such Shares in favor of any Drag Along Transaction proposed by a Dragging Holder and executing any purchase agreements, merger agreements, voting agreements, support agreements, indemnity agreements, escrow agreements or related documents, that such Dragging Holder or the Third-Party Buyer may reasonably require in order to carry out the terms and provisions of this Section 3.2 (the “Drag Along Right”). In furtherance of the foregoing, each Non-Onex Holder that is not a Major Non-Onex Holder (each a “Minor Non-Onex Holder”) hereby constitutes and appoints the President and Treasurer of the Company, and each of them, with full power of substitution, (i) as the proxies of such Minor Non-Onex Holder with respect to the matters set forth in this Section 3.2(a), and hereby authorizes each of them to vote all of such Minor Non-Onex Holder’s Shares in a manner which is consistent with the terms and provisions of this Section 3.2(a) and (ii) as its true and lawful attorney, in its name, place and seal, to execute any agreements or documents required to be executed by such Minor Non-Onex Holder pursuant to this Section 3.2(a). The proxy and grant of power of attorney granted pursuant to the immediately preceding sentence are given in consideration of the agreements and covenants of the Company and the Holders in connection with the transactions contemplated by this Agreement and, as such, are coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance with its terms. Each Minor Non-Onex Holder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares.

(b)                                 Not less than thirty (30) days prior to the date proposed for the closing of any Drag Along Transaction, the Dragging Holders shall give notice to each Holder, setting forth in reasonable detail the name or names of the Third-Party Buyer, the terms and conditions of the Drag Along Transaction, including the transaction price, and the proposed closing date.

(c)                                  For the avoidance of doubt, notwithstanding any other provision of this Section 3.2, in the event that a Drag Along Transaction involves both shares of Common Stock and shares of Preferred Stock, the economic terms of the Drag Along Transaction shall be the same on a per Share basis, based upon the number of shares of Common Stock issuable upon the conversion of such Preferred Stock at the then-existing Conversion Price (as defined in the Certificate of Designations of the Class A Preferred Stock) of the Class A Preferred Stock.

3.3                                 Procedural Matters. Notwithstanding anything to the contrary in this Section 3, in connection with a Drag Along Transaction, no Holder shall be required to: (a) make any representations or warranties other than representations and warranties as to (i) their ownership of their Shares to be sold free and clear of all liens, claims and encumbrances; (ii) their power and authority to effect such sale; and (iii) such matters pertaining to compliance with securities laws as the Third Party Buyer, as applicable, may reasonably require; provided that the foregoing shall not limit any of the obligations of a Holder pursuant to this Section 3 to share pro rata in any indemnification or post-closing liabilities, subject to the following clause (b); or (b) provide any indemnification other than indemnification that is (i) several and not joint and (ii) expressly capped such that the liability of the applicable Holder will not exceed the dollar amount of net proceeds received by such Holder in the Drag Along Transaction.

4.                                       Board of Directors.

4.1                                 Size of the Board. Each Holder agrees to vote, or cause to be voted, all Shares owned by such Holder that are entitled to so vote in the election of directors, or over which such Holder has voting control, from time to time and at all times, in whatever manner as shall be necessary, and take, or cause to be taken, all other Necessary Action, to ensure that the number of directors constituting the Board of Directors of the Company (the “Board”) shall be set and remain at five (5) directors.

4.2                                 Board Composition. The Board or designated committee thereof shall nominate or cause to be nominated individuals to serve as directors in accordance with the designations in this Section 4.2. In addition, each Holder agrees to vote, or cause to be voted, or execute one or more written consents representing, all Shares owned of record or beneficially by such Holder, or otherwise over which such Holder has voting authority, and take, or cause to be taken, all other Necessary Action, to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, in each case that includes as a matter to be acted upon by the stockholders the election of directors (including, without limitation, the filling of a vacancy existing on the Board), or following the designation of any individual to serve as the Non-Onex Designee in accordance with Section 4.5, the following persons shall be elected to the Board:

(a)                                  For so long as the Onex Stockholders continue to own beneficially at least ten percent (10%) of the then outstanding Shares, one (1) individual designated by the Onex Stockholders (the “Non-Independent Onex Designee”), who need not be an Independent Director, which individual shall initially be Tim Duncanson;

(b)                                 For so long as the Onex Stockholders continue to own beneficially at least twenty percent (20%) of the then outstanding Shares, one (1) additional individual designated by the Onex Stockholders (the “First Independent Onex Designee”), who shall be an Independent Director, which individual shall initially be Bruce Bennett; provided that to the extent Alex Yemenidjian shall no longer be the CEO Director, the First Independent Onex Designee need not qualify as an Independent Director as defined herein;

(c)                                  For so long as the Onex Stockholders continue to own beneficially at least thirty percent (30%) of the then outstanding Shares, one (1) additional individual designated by the Onex Stockholders (the “Second Independent Onex Designee” and together with the First Independent Onex Designee, the “Onex Independent Designees”), who shall be an Independent Director, which individual shall initially be Joel Greenberg;

(d)                                 For so long as the Onex Stockholders continue to own beneficially at least twenty percent (20%) of the then outstanding Shares, one (1) individual designated by the Non-Onex Holders in accordance with Section 4.5 (the “Non-Onex Designee”), who shall be an Independent Director, which individual shall initially be Judy Mencher; and

(e)                                  The Company’s then serving Chief Executive Officer, who shall initially be Alex Yemenidjian (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a director of the Company contemporaneously with such CEO Director’s termination of service to the Company as its Chief Executive Officer. In the event such resignation is not effective within ten (10) days of such termination of service, the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director with or without cause. In connection with any such meeting or written consent, each of the Holders shall vote their respective Shares (i) to remove the former Chief Executive Officer from the Board if such person has not previously resigned as a director and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director. Any employment agreement between the Company and the Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneous with termination of his service as the Chief Executive Officer of the Company. Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Office of the Company may be nominated, designated, and/or elected as a director of the Company (other than the CEO Director) in accordance with this Section 4.2.

To the extent that a Person or group ceases to have the right to designate a director pursuant to any of (a) through (d) above, the member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate of Incorporation.

4.3                                 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups then entitled to designate a director as specified in Section 4.2, the director previously designated by such Persons or groups and then serving shall be the designee thereof if such director shall be then eligible to serve in accordance with Section 4.2.

4.4                                 Removal of Board Members; Vacancies.

(a)                                  No director elected pursuant to Section 4.2 of this Agreement may be removed from office unless (i) (A) in the case of a director designated pursuant to Sections 4.2(a) through (c), such removal is directed or approved by the Onex Stockholders, and (B) in the case of the Non-Onex Designee, and provided that Non-Onex Holders are then entitled to designate a director pursuant to Section 4.2(d), such removal is directed or approved by (x) the joint written agreement of the Major Non-Onex Stockholders or (y) the Holders of fifty percent (50%) of the Shares held by the Non-Onex Holders, or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 4.2 is no longer so entitled to designate or approve such director or occupy such Board seat, in which case the holders of a majority of the Shares outstanding and entitled to vote may remove such director.

(b)                                 (i) Upon the request, and only upon the request, of any Onex Stockholder to remove a director designated pursuant to any of Sections 4.2(a) through (c), such director shall be removed; (ii) provided that the Non-Onex Holders are then entitled to designate a director pursuant to Section 4.2(d), then upon the request, and only upon the request of (x) the Major Non-Onex Stockholders, by joint written agreement, or (y) the Holders of more than fifty percent (50%) of the Shares held by Non-Onex Holders to remove the Non-Onex Designee, such director shall be removed, and (iii) except as provided above, any director shall be removed upon the request of the holders of a majority of the Shares outstanding and entitled to vote.

(c)                                  Any vacancies created by the resignation, removal or death of a director shall be filled pursuant to the provisions of Section 4.2.

(d)                                 At any meeting of the stockholders at which removal of a director is to be considered or in connection with any written consent of stockholders to effect removal of a director, each Holder also agrees to vote, or cause to be voted, or execute one or more written consents representing, all Shares owned of record or beneficially by such Holder, or otherwise over which such Holder has voting authority, and take, or cause to be taken, all other Necessary Action, to ensure compliance with this Section 4.4.

4.5                                 Designation of the Non-Onex Designee. For such time as the Non-Onex Holders are then entitled to designate a Non-Onex Designee pursuant to Section 4.2(d), such individual shall be designated in accordance with the provisions of this Section 4.5:

(a)                                  Designation by Joint Agreement. Subject to the other provisions of this Section 4.5, the Non-Onex Designee shall be designated annually by joint written agreement among each Holder that (i) is a Non-Onex Holder, and (ii) owns beneficially more than 5% of the then outstanding Shares (each Holder who satisfies the conditions set forth in (i) and (ii), a “Major Non-Onex Stockholder”), at any time prior to the date that is one hundred twenty (120) days before the anniversary of the annual meeting of the Company’ stockholders held during the prior year (such date, the “Major Non-Onex Stockholder Nomination Deadline”). The Major Non-Onex Stockholders shall provide the Company with notice of any joint designation of the Non-Onex Designee pursuant to this Section 4.5(a).

(b)                                 Nominations Prior to Annual Meeting. If, but only if, the Major Non-Onex Stockholders are unable to reach a joint written agreement as to the Non-Onex Designee pursuant to Section 4.5(a), each Major Non-Onex Stockholder may nominate an individual to serve as the Non-Onex Designee by submitting written notice to the Company, which shall identify its nominee, at any time prior to the Major Non-Onex Stockholder Nomination Deadline. If, but only if, as of the Major Non-Onex Stockholder Nomination Deadline, the Company has not received written notice from any Major Non-Onex Stockholder nominating an individual to serve as the Non-Onex Designee, then the Company shall give notice to each Holder that is not an Onex Stockholder (each such Holder, a “Non-Onex Holder”), at the address for such Non-Onex Holder set forth on the signature pages hereto, of the opportunity for Non-Onex Holders who collectively own beneficially more than five percent (5%) of the then outstanding Shares (such group of Holders, a “Non-Onex Holder Group”) to jointly nominate an individual to serve as the Non-Onex Designee. In such event, a Non-Onex Holder Group may jointly nominate an individual to serve as the Non-Onex Designee by submitting written notice to the Company, which shall identify its nominee, at any time prior to the date that is ninety (90) days before the anniversary of the annual meeting of the Company’ stockholders held during the prior year (such date, the “Final Deadline”). The Company shall take, or cause to be taken, such actions as are necessary to submit the names of the nominees provided by the Major Non-Onex Stockholders or Non-Onex Holder Group, as applicable, or the name of the nominee pursuant to Section 4.5(d), if applicable, to a vote of the Non-Onex Holders at the annual meeting of stockholders. The nominee receiving a plurality of votes of the Non-Onex Holders at the annual meeting of stockholders shall be the Non-Onex Designee until such time as another individual is designated as the Non-Onex Designee in accordance with the terms hereof.

(c)                                  Vacancy Created by Failure to Nominate. In the event that no Major Non-Onex Stockholders or any Non-Onex Holder Group nominates any individual to serve as the Non-Onex Designee on or prior to the Final Deadline pursuant to this Section 4.5, and there is no Non-Onex Designee pursuant to Section 4.4(d), then the Non-Onex Designee shall be designated by mutual agreement of the Onex Independent Designees, and shall be an Independent Director.

(d)                                 Notwithstanding anything herein to the contrary, in the event the Onex Stockholders continue to own beneficially at least twenty percent (20%) of the then outstanding Shares at the time of the 2010 annual meeting of the Company’s stockholders, the Non-Onex Designee then serving shall be, without any action required on the part of any Holder, nominated to serve as the Non-Onex Designee.

4.6                                 No Liability for Election of Recommended Directors. No Holder, nor any Affiliate of any Holder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Holder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

5.                                       Company Restrictions.

5.1                                 Certain Actions Requiring Approval of Holders. The Company shall not take any of the following actions unless authorized by (i) more than two-thirds (2/3) of the votes cast by Holders of Shares entitled to vote and actually voting in respect of the matter at issue (the “Special Approval Requirement”) and (ii) if applicable, such minimum number or percentage of stockholders as is otherwise required by law:

(a)                                  Amend, repeal, modify or waive application of any provision in the Certificate of Incorporation or the By-Laws except (i) through a Licensing Action which Licensing Action shall be governed in all respects by Section 5.2(a)(3) of this Agreement; (ii) pursuant to the second to last sentence of Section 11.3; (iii) to implement an Equity Issuance duly-approved in accordance with Section 5.2(a)(2), if applicable, the Certificate of Incorporation and the By-Laws; and (iv) such amendments, repeals, modifications and waivers that are purely ministerial in nature; provided, however, that any such amendment, repeal, modification or waiver that would be inconsistent with the express provisions of Section 4 or Section 5.2 of this Agreement may only be made in connection with or substantially contemporaneously with the closing of a Qualified Public Offering or the listing of any class of Common Stock on a national securities exchange; or

(b)                                 Unless otherwise permitted pursuant to Section 3.2(a), sell, transfer or otherwise dispose of all or substantially all of the assets of the Company (determined on a consolidated basis), or merge or consolidate the Company into or with another person or entity (other than a wholly-owned Subsidiary thereof).

(c)                                  Liquidate, dissolve or wind up.

Provided, that:

(i)                                     notwithstanding the Certificate of Incorporation, the shares of Class B Common Stock shall be entitled to one vote per share in respect of the matters specified in clauses (a), (b) and (c) above and shall vote as a single class together with the holders of shares of Class A Common Stock for purposes of the Special Approval Requirement;

(ii)                                  if and to the extent that a stockholder vote other than as set forth above is required by law, then the Holders of Class A Common Stock, Class B Common Stock and, if applicable, any other Shares in the capital stock of the Company not otherwise carrying the right to vote in respect of such matter but granted voting rights in respect thereof by law, hereby expressly waive any right they may have to vote separately as a class or series (including, without limitation, any such right pursuant to Section 242(b)(2) of the DGCL), and instead shall vote together as a single class in respect of such further approval (without, for greater certainty, limiting any other rights of the holders of Class A Common Stock as a separate class). If necessary in order to give effect to the foregoing, in the event that the Holders of Class A Common Stock and Class B Common Stock, voting together as a single class as required by this clause (ii), approve any matter specified in clauses (a)-(c) above in circumstances where a separate class vote of either or both of the Class A Common Stock or Class B Common Stock is required by law, then the Holders of Class A Common Stock or Class B Common Stock, as applicable, voting as a separate class, shall vote, or cause to be voted, or execute one or more written consents representing, sufficient Shares owned of record or beneficially by such Holders, or otherwise over which such Holders have voting authority, and take, or cause to be taken, all other Necessary Action, to ensure that such Holders’ approval is obtained for purposes of said separate class vote or votes.

5.2                                 Matters Requiring the Unanimous Approval of the Entire Board.

(a)                                  Except with the unanimous approval of the Board (excluding any vacancies and, in the case of clause (1) below, any director with a direct or indirect interest in a Related Party Transaction (as defined below)):

(1)                                  the Company shall not, and shall cause each of its Subsidiaries not to, enter into any contract, lease, license, agreement or arrangement with, or materially amend, repeal, materially modify or waive application of any material provision of any contract, lease, license, agreement or arrangement with, any director, officer or key employee of the Company or any of its Subsidiaries or any direct or indirect owner of one percent (1%) or more of the capital stock of the Company (including, for greater certainty, a management agreement with Trilliant Management, L.P., for so long as the Onex Stockholders own shares of Common Stock), or any Affiliate of any such Person (any of the foregoing, a “Related Party Transaction”); provided that amendments to this Agreement shall be governed by Section 11.3 hereof;

(2)                                  on or before May 5, 2012,(1) the Company shall not sell or issue, or agree or commit to sell or issue, any shares of capital stock, or any instrument or security convertible into shares of capital stock, or any options, warrants or other rights to purchase or acquire shares of capital stock (an “Equity Issuance”), except with respect to:

i.                                          the issuance of securities in any Recapitalization;

ii.                                       the issuance or sale of shares of Common Stock or options therefor to officers, directors or employees of the Company or any of its Subsidiaries under any Equity Incentive Plan or upon exercise of options or other awards granted under any such Equity Incentive Plan;

(1) This date is to be the third anniversary of the Plan confirmation date.

iii.                                    the issuance of up to $125 million in gross proceeds to the Company in Preferred Stock, including any shares of Preferred Stock issued in connection with the Rights Offering;

iv.                                   the issuance of shares of Common Stock upon conversion of the Preferred Stock;

v.                                      the issuance of shares of Class B Common Stock upon conversion of the Class A Common Stock;

vi.                                   the issuance of shares of Class A Common Stock upon conversion of the Class B Common Stock;

vii.                                the issuance of any securities of the Company to the public pursuant to a registered public offering made in accordance with the provisions of this Agreement and applicable law;

viii.                             the issuance of any securities of the Company as consideration in a duly-approved business acquisition, merger or other business combination transaction to be entered into with any Person or group (within the meaning of the Exchange Act), other than any Affiliate of the Company;

ix.                                     the issuance of any securities of the Company to any debt holders of the Company or any of its Subsidiaries in connection with non-equity financing transactions to be entered into with any Person or group (within the meaning of the Exchange Act) other than any Affiliate of the Company; or

x.                                        the issuance of stock dividends paid to all holders of the relevant class(es) of Shares (including, for purposes hereof, a dividend or distribution on Preferred Stock in satisfaction of (i) any pay-in-kind dividend entitlements, or (ii) any entitlement to participate in distributions together with the shares of Common Stock).

(3)                                  the Company shall not, and the Board shall not cause the Company to, amend, repeal, modify or waive application of any provision in the Certificate of Incorporation or the By-Laws in a manner that would result in, or take any other action that would result in, any Holder of Shares that is not then required to be licensed or found suitable by the Gaming Authorities to be required to be so licensed or found suitable (a “Licensing Action”), unless such Licensing Action is required as a result of a change in applicable law, regulation or rule of the Gaming Authorities, in which case the affirmative vote of only a simple majority of the members of the Board (excluding vacancies) shall be required for such Licensing Action; provided, that in the event that such Licensing Action is approved by the Board as required by this Section 5.2(a)(3) and the provisions of the DGCL also expressly require stockholder approval of such Licensing Action in addition to approval of the Board, then (x) such Licensing Action also shall require the approval of the holders of the Class A Common Stock and of such other class(es) and/or series of shares of the Company’s capital stock as are expressly required by such provisions and of no other class or series of shares of the Company’s capital stock; (y) such approval need only be given by the affirmative vote of the minimum number or percentage of such shares as is required by the relevant provision of the DGCL; and (z) the holders of such shares shall vote together as a single class to the maximum extent permitted by the DGCL; or

(4)                                  Voluntarily suspend or fail to make any filings required for the Company to maintain its qualification as a “publicly-traded corporation” within the meaning of Nevada Revised Statutes section 463.487.

(b)                                 Notwithstanding Section 5.2(a) of this Agreement:

(1)                                  from and after July 1, 2011, the Company may complete a transaction or take an action otherwise prohibited by Section 5.2(a)(2) of this Agreement in the event that a majority of the entire Board, excluding vacancies, votes to approve such transaction and the transaction is authorized by more than two-thirds (2/3) of the votes cast by holders of Shares entitled to vote and actually voting in respect of the matter at issue (it being acknowledged that (x) the holders of shares of Class B Common Stock shall be entitled to vote in respect of such matter, that such shares shall carry one vote per share and that the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class in respect of such matter, and (y) in the event that the provisions of the DGCL require that the issued and outstanding shares of any other class of capital stock of the Company not carrying voting rights generally are nonetheless entitled to vote on such matter, they hereby expressly waive any right they may have to vote separately as a class or series (including, without limitation, any such right pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware), and instead shall vote together with the holders of Class A Common Stock and the holders of Class B Common Stock as a single class; and

(2)                                  in the event of Distress (as defined below), a majority of the Board, excluding vacancies, or, to the extent permitted by applicable law, the Holders of a majority of the Shares entitled to vote thereon shall have the right to require the Company to complete any transaction otherwise prohibited by Sections 5.2.(a)(1)  or 5.2(a)(2) of this Agreement as necessary to cure, avoid or mitigate the effects of such Distress. In the event the Board or the requisite percentage of the Holders of Shares cause the completion of any such transaction as contemplated by the preceding sentence, (x) any Equity Issuance will be subject to proportionate preemptive rights in favor of all Holders of Shares on the terms and conditions set forth in Section 5.3 this Agreement; and (y) any Affiliate Transaction must be on terms that are no less favorable to the Company than those that would have been available in a comparable transaction with an unrelated third party. “Distress” means any event(s) or circumstance(s) that will or are reasonably anticipated to cause or result in (i) an imminent default under any indebtedness of the Company or any of its Subsidiaries, which default is reasonably likely to result in the acceleration of such indebtedness either automatically or with the giving of notice, the passage of time or both, provided that, without limiting the generality of the foregoing, a default that is measured on a specified date or dates shall be deemed to be imminent if the relevant covenant, restriction or limitation will or is reasonably expected to be violated on any such measurement date arising in the subsequent 12 months; or (ii) the loss of, or the imposition of a material condition or restriction on, any license, permit or approval required to own the assets or conduct the business of the Company or any of its Subsidiaries or the violation of any law, regulation or rule governing the same, which violation could have a material adverse effect on the Company, any of its Subsidiaries or the business of the Company or any of its Subsidiaries.

5.3                                 Preemptive Rights.

(a)                                  The Company shall not issue, or agree to issue, any additional shares of capital stock or evidences of other securities convertible into or exercisable or exchangeable for shares of capital stock, or rights, options or warrants to subscribe for, purchase or otherwise acquire any of the foregoing (“Preemptive Securities”), unless the Company first submits a written notice to each Holder owning Shares at the time of such notice (a “Preemptive Holder”) identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Holder the opportunity to purchase its Pro Rata Share (as hereinafter defined) of the securities (subject to increase for over-allotment if some Holders do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties (the “Preemptive Offer Notice”). The Company’s offer pursuant to this Section 5.3 shall be on terms substantially identical to the terms of the Company’s proposed issuance of Preemptive Securities and shall remain open for a period of twenty (20) Business Days from the date the Preemptive Offer Notice is delivered by the Company to the Preemptive Holder (the “Preemptive Offer Period”). Notwithstanding the foregoing, for the avoidance of doubt, nothing shall prevent the Company from withdrawing such offer at any time, subject to compliance with the terms of this Section 5.3. The preemptive right provided by this Section 5.3 shall apply to the issuance of rights, options or warrants to purchase shares and securities convertible into shares of capital stock of the Company and not to the issuance of shares of capital stock of the Company upon exercise or conversion of such rights, options, warrants or convertible securities.

(b)                                 Each Preemptive Holder may elect to purchase the securities so offered by giving written notice thereof to the Company within such Preemptive Offer Period, including in such written notice the maximum number of Preemptive Securities that the Preemptive Holder wishes to purchase, including the number of such Preemptive Securities it would purchase if one or more other Preemptive Holders do not elect to purchase their respective Pro Rata Share.

(c)                                  Notwithstanding the foregoing, the right to purchase Preemptive Securities granted under this Section 5.3 shall be inapplicable with respect to:

(1)                                  any Recapitalization;

(2)                                  the issuance or sale of shares of Common Stock or options therefor issued to officers, directors or employees of the Company or any of its Subsidiaries under any Equity Incentive Plan or upon exercise of options or other awards granted under any such Equity Incentive Plan;

(3)                                  the issuance of up to $125 million in gross proceeds to the Company in Preferred Stock, including any shares of Preferred Stock issued in connection with the Rights Offering;

(4)                                  the issuance of shares of Common Stock upon conversion of the Preferred Stock;

(5)                                  the issuance of shares of Class B Common Stock upon conversion of the Class A Common Stock;

(6)                                  the issuance of shares of Class A Common Stock upon conversion of the Class B Common Stock;

(7)                                  the issuance of any securities of the Company to the public pursuant to a registered public offering made in accordance with the provisions of this Agreement and applicable law;

(8)                                  the issuance of any securities of the Company as consideration in a duly-approved business acquisition, merger or other business combination transaction to be entered into with any Person or group (within the meaning of the Exchange Act), other than any Holder as of the date hereof or any Affiliate of the Company;

(9)                                  the issuance of any securities of the Company to any debt holders of the Company or any of its Subsidiaries in connection with non-equity financing transactions to be entered into with any Person or group (within the meaning of the Exchange Act), other than any Holder as of the date hereof or any Affiliate of the Company; or

(10)                            the issuance of stock dividends paid to all holders of the relevant class(es) of Shares (including, for purposes hereof, a dividend or distribution on Preferred Stock in satisfaction of (i) any pay-in-kind dividend entitlements, or (ii) any entitlement to participate in distributions together with the shares of Common Stock).

(d)                                 Each Preemptive Holder may elect to purchase all or any portion of such Preemptive Holder’s Pro Rata Share of the Preemptive Securities as specified in the Preemptive Offer at the price and on the terms specified therein by delivering written notice of such election to the Company prior to the expiration of the Preemptive Offer Period. If one or more Preemptive Holders do not elect to purchase their respective Pro Rata Share, each of the electing Preemptive Holders may purchase such shares of such Preemptive Holders’ allotments taking into account the maximum amount each is wishing to purchase on a pro rata basis, based upon the relative holdings of Shares of each of the electing Preemptive Holders in the case of over-subscription.

(e)                                  The term “Pro Rata Share” shall mean, with respect to any Preemptive Holder, a portion of the Preemptive Securities equal to the product of (i) the total number or amount of Preemptive Securities and (ii) a fraction, (A) the numerator of which is the total number of Shares then owned by such Preemptive Holder and (B) the denominator of which is the total number of Shares then outstanding, including for this purpose Shares issuable upon the exercise of vested options.

(f)                               Any Preemptive Securities so offered that are not purchased by the Preemptive Holders pursuant to the Preemptive Offer Notice, may be sold by the Company, but only on terms and conditions not more favorable in the aggregate to the purchaser than those set forth in the Preemptive Offer Notice, at any time after three (3) Business Days but within thirty (30) Business Days following the termination of the Preemptive Offer Period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable in the aggregate to the purchaser than those set forth in such Preemptive Offer Notice or after such thirty (30) Business Day period without renewed compliance with this Section 5.3.

(g)                                 Notwithstanding the foregoing, nothing in Section 5.3(a)-(f) shall be deemed to prevent the Company from issuing any Preemptive Securities (the “Issuance”), to any Person (the “Purchasing Holder”), without first complying with the provisions of Section 5.3(a)-(f); provided that in connection with such Issuance to the Purchasing Holder, (i) the Board has determined in good faith that the delay caused by compliance with the provisions of Section 5.3(a)-(f), in connection with such Issuance would be reasonably likely to adversely affect the Company or any of its Subsidiaries; (ii) the Company gives prompt notice of such Issuance to the each Holder as soon as reasonably practicable after the date of such Issuance; and (iii) the Company takes all steps reasonably necessary to enable the Preemptive Holders to effectively exercise their respective rights under Section 5.3(a)-(f), with respect to such Issuance by having the right to purchase their pro rata share, based on the percentage of outstanding Shares held by the Preemptive Holders, of the Preemptive Securities issued to the Purchasing Holder from the Purchasing Holder following the Issuance on the terms specified in Section 5.3(a)-(f).

(h)                                 Notwithstanding the foregoing, the Company shall not be required to issue any Preemptive Securities to any Preemptive Holder that has not received all licenses and approvals, if any, required by applicable Gaming Laws in connection with such issuance by the end of the applicable Preemptive Offer Period.

6.                                       Committees. The Board, by resolution adopted by a majority of the entire Board shall form and maintain the following committees of directors, which shall serve at the Board’s pleasure and have such powers and duties as the Board determines:

(a)                                  The Audit Committee of the Company, which shall consist of three (3) directors, provided, however, that (i) for so long as the Onex Stockholders hold, in aggregate, at least twenty percent (20%) of the Shares, (A) the Onex Stockholders collectively shall have the right to designate two (2) members of the Audit Committee and (B) (x) in the event the Non-Onex Holders are then entitled to designate a director pursuant to Section 4.2(d), the Non-Onex Designee shall be a member of the Audit Committee or (y) in the event the Non-Onex Holders are no longer entitled to designate a director pursuant to Section 4.2(d), a director who is neither the CEO Director nor an Onex Designee shall be a member of the Audit Committee; and (ii) for so long as the Onex Stockholders hold, in aggregate, at least ten percent (10%) but less than less than twenty percent (20%) of the Shares, the Onex Stockholders collectively shall have the right to designate one (1) member of the Audit Committee;

(b)                                 The Nominating/Governance Committee of the Company, which shall consist of three (3) directors, provided, however, that (i) for so long as the Onex Stockholders hold, in aggregate, at least twenty percent (20%) of the Shares, (A) the Onex Stockholders collectively shall have the right to designate two (2) members of the Nominating/Governance Committee and (B) (x) in the event the Non-Onex Holders are then entitled to designate a director pursuant to Section 4.2(d), the Non-Onex Designee shall be a member of the Nominating/Governance Committee or (y) in the event the Non-Onex Holders are no longer entitled to designate a director pursuant to Section 4.2(d), a director who is neither the CEO Director nor an Onex Designee shall be a member of the Nominating/Governance Committee; and (ii) for so long as the Onex Stockholders hold, in aggregate, at least ten percent (10%) but less than less than twenty percent (20%) of the Shares, the Onex Stockholders collectively shall have the right to designate one (1) member of the Nominating/Governance Committee; and

(c)                                  The Compensation Committee of the Company, which shall consist of three (3) directors, provided, however, that (i) for so long as the Onex Stockholders hold, in aggregate, at least twenty percent (20%) of the Shares, (A) the Onex Stockholders collectively shall have the right to designate two (2) members of the Compensation Committee and (B) (x) in the event the Non-Onex Holders are then entitled to designate a director pursuant to Section 4.2(d), the Non-Onex Designee shall be a member of the Compensation Committee or (y) in the event the Non-Onex Holders are no longer entitled to designate a director pursuant to Section 4.2(d), a director who is neither the CEO Director nor an Onex Designee shall be a member of the Compensation Committee; and (ii) for so long as the Onex Stockholders hold, in aggregate, at least ten percent (10%) of the Shares, the Onex Stockholders collectively shall have the right to designate one (1) member of the Compensation Committee.

It is acknowledged and agreed that the Nominating/Governance Committee and the Compensation Committee may be a single committee.

7.                                       Registration Rights.

7.1                                 Definitions. For purposes of this Section 7, the following terms have the following meanings:

(a)                                  “Demand Registration”: As defined in Section 7.2.4(b).

(b)                                 “Indemnified Party”: As defined in Section 7.6.3.

(c)                                  “Indemnifying Party”: As defined in Section 7.6.3.

(d)                                 “Initial Public Offering”: As defined in Section 7.2.4(a).

(e)                                  “Initial Shelf Registration Statement”: As defined in Section 7.2.1(a).

(f)                                    “Losses”: As defined in Section 7.6.1.

(g)                                 “Other Holders”: As defined in Section 7.4.2.

(h)                                 “Piggyback Notice”: As defined in Section 7.3.1.

(i)                                     “Piggyback Registration”: As defined in Section 7.3.1.

(j)                                     “Primary Shelf Blackout Period”: As defined in Section 7.2.3(a).

(k)                                  “Prospectus”: The prospectus included in the applicable Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including without limitation post-effective amendments) and including without limitation all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(l)                                     “Qualifying Holders”: Any Holder who, together with its Affiliates, holds five percent (5%) or more of the issued and outstanding shares of Common Stock on the date of determination for so long as such Person holds Registrable Securities.

(m)                               “Registrable Securities”: Collectively, (i) the shares of Common Stock held by any Qualifying Holders or issuable upon conversion of any securities owned by any Qualified Holder at any time and (ii) any other securities paid, issued or distributed on account of any such shares described in clause (i) by way of stock dividend, stock split or distribution, or in exchange for or in replacement of any such shares in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise; provided, however, that as to any Registrable Securities, such securities will irrevocably cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which the securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which the securities are distributed to the public under and in accordance with Rule 144 (or any successor provision) under the Securities Act; (C) the date on which the securities may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions, including without limitation restrictions as to volume or manner of sales, under Rule 144 (or any successor provision); (D) the date on which the securities have been transferred to any Person that is not a Qualifying Holder; or (E) the date on which the securities cease to be outstanding.

(n)                                 “Registration Expenses”: As defined in Section 7.5.4(a).

(o)                                 “Registration Statement”: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including without limitation the related Prospectus, all amendments and supplements to such registration statement (including without limitation post-effective amendments), and all schedules, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

(p)                                 “Rule 144”: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(q)                                 “SEC”: The Securities and Exchange Commission.

(r)                                    “Secondary Shelf Blackout Period”: As defined in Section 7.2.3(b).

(s)                                  “Shelf Blackout Period”: Either a Primary Shelf Blackout Period or a Secondary Demand Blackout Period.

(t)                                    “Shelf Registration Statement”: The Initial Shelf Registration Statement or a Substitute Shelf Registration Statement, as the case may be.

(u)                                 “Substitute Shelf Registration Statement”: As defined in Section 7.2.1(b).

(v)                                 “Substitution Date”: As defined in Section 7.2.1(b).

(w)                               “Termination Date”: As defined in Section 7.2.1(a).

(x)                                   “Underwritten Offering”: An offering in which securities of the Company are sold to one or more underwriters for reoffering to the public.

7.2                                 Registration. Notwithstanding anything in this Agreement to the contrary, the Company’s obligations pursuant to this Section 7 shall be contingent upon prior receipt of all necessary licenses and approvals under the applicable Gaming Laws by the Company or a Subsidiary of the Company, as applicable, and the Company shall not be required to file any registration statement in the absence of such necessary or advisable licenses and approvals.

Notwithstanding any other provision of this Section 7, the only shares of capital stock of the Company that may be sold pursuant to a registration statement filed under this Section 7 on or after the date of the Initial Public Offering shall be shares of the same class that are then listed on a national stock exchange or quotation system.

7.2.1                        Filing of a Shelf Registration Statement.

(a)                                  At any time following the date that the Company (i) is permitted by law to file an S-3 Shelf Registration Statement and (ii) has available audited consolidated financial statements for the required fiscal years prepared to comply with the rules of the SEC set forth in Regulation S-X, a Qualifying Holder or Qualifying Holders then holding not less than ten percent (10%) of the issued and outstanding shares of Common Stock, excluding the Onex Stockholders, may, on not more than two (2) occasions in aggregate, request in writing that the Company file a Registration Statement on Form S-3 covering the resale of all Registrable Securities held by the Qualifying Holders on a continuous basis under and in accordance with Rule 415 under the Securities Act (the “Initial Shelf Registration Statement”). In addition, at any time following the date that the Company has available audited consolidated financial statements for the required fiscal years prepared to comply with the rules of the SEC set forth in Regulation S-X, a Qualifying Holder or Qualifying Holders then holding not less than ten percent (10%) of the issued and outstanding shares of Common Stock may request in writing that the Company file an Initial Shelf Registration Statement on Form S-1 covering the resale of all Registrable Securities held by the Qualifying Holders on a continuous basis under and in accordance with Rule 415 under the Securities Act; provided that the Company shall consider such request in good faith but shall not be required to file or keep effective such Initial Shelf Registration Statement on Form S-1 or any Substitute Shelf Registration Statement in connection therewith and the Qualifying Holders acknowledge and agree that the Company shall have no liability for not filing or keeping effective such Initial Shelf Registration Statement on Form S-1 or any Substitute Shelf Registration Statement in connection therewith. The Company will (i) prepare and file the Initial applicable Shelf Registration Statement as promptly as reasonably practicable (and in any event within, if the Initial Shelf Registration Statement is on Form S-3 (or any applicable successor form), sixty (60) days or, if the Initial Shelf Registration Statement is on any other form, ninety (90) days) following receipt of such request); (ii) use commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after such filing; and (iii) use commercially reasonable efforts to cause the Initial Shelf Registration Statement, once effective, to remain continuously effective until the first day on which there ceases to be any Registrable Securities held by the Qualifying Holders (the “Termination Date”), all subject to and in accordance with this Section 7.

(b)                                 If the Initial Shelf Registration or any Substitute Shelf Registration Statement ceases to be effective for any reason at any time prior to the Termination Date, in accordance with Section 7.5.1 the Company will use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof. In the event that any such order is not withdrawn on or prior to the date that is forty-five (45) days after the date of such order (the “Substitution Date”), the Company will either:

(i)                                     (A) prepare and file a post-effective amendment to such Shelf Registration Statement as promptly as reasonably practicable following the Substitution Date, (B) use commercially reasonable efforts to cause such Shelf Registration Statement, as so amended, to again be declared effective under the Securities Act as promptly as reasonably practicable after such amendment is filed with the SEC, and (C) use commercially reasonable efforts to cause such Shelf Registration Statement as so amended, once effective, to remain continuously effective until the Termination Date; or

(ii)                                  (A) file a separate Registration Statement covering the resale of the Registrable Securities on a continuous basis under and in accordance with Rule 415 under the Securities Act (any such registration statement, a “Substitute Shelf Registration Statement”) as promptly as reasonably practicable (and in any event within, if the Substitute Shelf Registration Statement is on Form S-3 (or any applicable successor form), sixty (60) days or, if the Substitute Shelf Registration Statement is on any other form, ninety (90) days) following the Substitution Date), (B) use commercially reasonable efforts to cause such Substitute Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after such Substitute Shelf Registration Statement is filed with the SEC, and (C) use commercially reasonable efforts to cause such Substitute Shelf Registration Statement, once effective, to remain continuously effective until the Termination Date;

all subject to and in accordance with this Section 7.

(c)                                  If, at any time while there is a Shelf Registration Statement on a form other than Form S-3 (or any applicable successor form), the Company becomes eligible to use Form S-3 (or any applicable successor form), the Company will take any action as may be reasonably necessary to convert such Shelf Registration Statement to a Shelf Registration Statement on Form S-3 (or any applicable successor form) as promptly as reasonably practicable. Similarly, if, at any time while there is a Shelf Registration Statement on Form S-3 (or any applicable successor form), the Company becomes ineligible to use Form S-3 (or any applicable successor form), the Company will take any action as may be necessary to convert such Shelf Registration Statement to a Registration Statement on such other form that the Company is then eligible to use as promptly as reasonably practicable.

7.2.2                        Manner of Distribution pursuant to a Shelf Registration Statement. Any Shelf Registration Statement will permit the disposition of the Registrable Securities: (a) in one or more Underwritten Offerings, subject to Section 7.2.4; (b) through block trades; (c) through broker transactions; (d) through at-market transactions; and (e) in any other manner as may be reasonably requested by any of the Qualifying Holders.

7.2.3                        Blackout Period with respect to Shelf Registration.

(a)                                  Notwithstanding anything contained in Section 7.2 to the contrary, if (i) at any time during which (A) Qualifying Holders may request a registration pursuant to Section 7.2.1(a) or (B) the Company is obligated to file a post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 7.2.1(b), the Company files or proposes to file a registration statement under the Securities Act with respect to an offering of equity securities of the Company for its own account and (ii) (A) in the case of an offering that is not an Underwritten Offering, the Company gives the Qualifying Holders reasonable notice in writing that the Board has determined, in the good faith exercise of its reasonable business judgment, that a sale or distribution of Registrable Securities would adversely affect such offering or (B) in the case of an Underwritten Offering, the managing underwriter or underwriters advise the Company in writing that a sale or distribution of Registrable Securities would adversely affect such offering (in which case the Company will give the Qualifying Holders reasonable notice in writing of such advice), then the Company will not be obligated to effect the filing of the Initial Shelf Registration Statement pursuant to Section 7.2.1(a) or the filing of a post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 7.2.1(b) during the period (a “Primary Shelf Blackout Period”) that is thirty (30) days prior to the date the Company estimates in good faith will be the date of the filing of, and ending on the date which is sixty (60) days following the effective date of, the registration statement the Company so proposes to file.

(b)                                 Notwithstanding anything contained in Section 7.2 to the contrary, if the Board determines, in the good faith exercise of its reasonable business judgment, that the registration and distribution of Registrable Securities (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its Subsidiaries or otherwise be detrimental to the Company and its stockholders; or (ii) would require disclosure of material nonpublic information, the disclosure of which would not be in the best interests of the Company, the Company will promptly give the Qualifying Holders requesting a filing pursuant to Section 7.2.1 written notice of such determination and the Company will be entitled to postpone the preparation, filing or effectiveness of the Initial Shelf Registration Statement contemplated by Section 7.2.1(a) or any post-effective amendment to a Shelf Registration Statement or a Substitute Shelf Registration Statement pursuant to Section 7.2.1(b) for a reasonable period of time (a “Secondary Shelf Blackout Period”) not to exceed one hundred eighty (180) days.

(c)                                  In addition, notwithstanding anything contained in Section 7.2.1 to the contrary, the Company may prohibit offers and sales of Registrable Securities pursuant to a Shelf Registration Statement at any time if (A)(i) it is in possession of material nonpublic information, (ii) the Board determines that such prohibition is necessary in order to avoid a requirement to disclose such material nonpublic information, and (iii) the Board determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company or (B) the Company is in negotiations or discussion with respect to or has made a public announcement relating to a financing, acquisition, corporate reorganization or other significant transaction that is material to the Company and the Board determines in good faith that offers and sales of any such Registrable Securities prior to the consummation of such transaction (or such earlier date as the Board shall determine) is not in the best interests of the Company (the period during which any such prohibition of offers and sales pursuant to this paragraph (c), a “Suspension Period”). A Suspension Period shall commence on and include the date on which the Company provides written notice to the Qualifying Holders whose Registrable Securities are qualified by such Shelf Registration Statement that offers and sales of Registrable Securities cannot be made thereunder and shall end on the date on which such Qualifying Holders are advised in writing by the Company that offers and sales pursuant to the Shelf Registration Statement and use of the prospectus constituting a part of the Shelf Registration Statement may be resumed; provided, however, that the aggregate number of days in all Suspension Periods during any calendar year shall not exceed one hundred eighty (180).

7.2.4                        Underwritten Offerings.

(a)                                  If, at any time following the date that the Company has available audited consolidated financial statements for the required fiscal years prepared to comply with the rules of the SEC set forth in Regulation S-X, (i) a majority of the members of the Board direct; or (ii) the Holders which collectively represent (x) on or before July 1,

2014, a Super Majority Interest; or (y) following July 1, 2014, a Majority Interest so request in writing, the Company will initiate and use all commercially reasonable efforts to cause the completion of an initial public offering of equity securities of the Company on a national stock exchange (an “Initial Public Offering”); provided, however, that the Company will not be required to take any action in response to any such direction or request, as the case may be, if, on the date such request is made under this Section 7.2.4(a), the Qualifying Holders are unable to represent to the Company that they, in good faith, believe that the offering will be a Qualified Public Offering. Upon receipt of a valid direction or written request, as the case may be, pursuant to this Section 7.2.4(a), the Company will promptly deliver written notice of the proposed Initial Public Offering to each Qualifying Holder holding Registrable Securities. Subject to Section 7.4.2, the Company will include in such Initial Public Offering all Registrable Securities with respect to which the Company has received written requests for such inclusion within ten (10) days after delivery of such notice.

(b)                                 At any time following the date that the Company has available audited consolidated financial statements for the required fiscal years prepared to comply with the rules of the SEC set forth in Regulation S-X, so long as the Onex Stockholder(s) hold Shares representing at least ten percent (10%) of the issued and outstanding Shares, any Onex Stockholder(s) may request (a “Demand Registration”) by written notice to the Company that the Company effect a registration under the Securities Act of Registrable Securities held by the Onex Stockholders. The Company shall, as expeditiously as is possible, use its commercially reasonable efforts to effect the registration under the Securities Act of all shares of Registrable Securities which the Onex Stockholders have so requested to register for sale; provided, however, the Company shall not be required to effect a registration, other than a shelf registration, pursuant to a request under this Section 7.2.4 more than five (5) times at the request of any Onex Stockholder(s). Upon receipt of a written request pursuant to this Section 7.2.4(b), the Company will promptly deliver written notice of the proposed offering to each Qualifying Holder holding Registrable Securities. Subject to Section 7.4.2, there will be included in the offering all Registrable Securities with respect to which the Company has received written requests for such inclusion within twenty (20) days (or, in the case of a “bought deal”, 24 hours) after delivery of such notice. For greater certainty, a Demand Registration made at any time following the date that the Company is first permitted by law to file an Initial Shelf Registration Statement may be in respect of a shelf registration, in which case the provisions of Sections 7.2.1, 7.2.2 and 7.2.3 shall apply mutatis mutandis.

(c)                                  The managing underwriter or underwriters will be selected by, in the case of an Initial Public Offering, the Company and in the case of a Demand Registration, the Onex Stockholders.

7.3                                 Priority with Respect to Demand Registrations. If the Piggyback Registration is an offering pursuant to a Demand Registration that is not an Underwritten Offering, the Onex Stockholders, acting in good faith and based on reasonable business judgment, shall be entitled to make the determinations that would have been made by the managing underwriters or underwriters of an Underwritten Offering pursuant to Section 7.4.2 above, and such Section 7.4.2 shall apply mutatis mutandis.

7.4                                 Piggyback Registration.

7.4.1                        Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities, whether or not for its own account, including a Shelf Registration

Statement (other than a registration statement on Form S-4, Form S-8 or any applicable successor forms thereto or filed solely in connection with an offering made solely to then-existing stockholders or employees of the Company or a transaction to which Rule 145 of the Securities Act is applicable or any registration statements related to the issuance or resale of securities issued in such a transaction or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered) or pursuant to a Demand Registration, then the Company will give written notice (the “Piggyback Notice”) of such proposed filing to each Qualifying Holder at least fifteen (15) days (or, in the case of a “bought deal”, 24 hours) before the anticipated filing date of such registration statement. Notwithstanding any other provision of this Agreement, a Piggyback Notice may be sent by email or fax and will be deemed to have been received at the time of transmission. Such notice will offer each Qualifying Holder the opportunity to register such amount of Registrable Securities as such Qualifying Holder may request (a “Piggyback Registration”). Subject to Section 7.4.2, the Company shall use its reasonable best efforts to include in the Piggyback Registration all such securities with respect to which the Company has received written requests for such inclusion within twenty (20) days (or, in the case of a “bought deal”, 24 hours) after delivery of the Piggyback Notice.

7.4.2                        Priority on Underwritten Piggyback Registrations. If the Piggyback Registration is an Underwritten Offering, including an Underwritten Offering pursuant to Section 7.2.4, the Company or applicable Qualifying Holders, will use its reasonable best efforts to cause the managing underwriter or underwriters of that proposed Underwritten Offering (if applicable) to permit each Qualifying Holder, if it has requested Registrable Securities to be included in the Piggyback Registration, to include all such securities on the same terms and conditions as any similar securities, if any, of the Company. Notwithstanding the foregoing, if the managing underwriter or underwriters of such Underwritten Offering advise the Company and the Qualifying Holders that, in its or their good faith judgment, the total amount of securities that the Company, such Qualifying Holders and all other persons having rights to participate in such Piggyback Registration (collectively, “Other Holders”) propose to include in such offering exceeds the amount of securities that can be sold in that offering without being materially detrimental to the success of such Underwritten Offering, then:

(a)                                  if such Piggyback Registration is a primary registration by the Company for its own account (other than a Demand Registration), the Company will include in such Piggyback Registration: (i) first, all securities to be offered by the Company; and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by such Holders and Other Holders (allocated on a pro rata basis among such Holders and Other Holders, based on the relationship of the amount of securities requested to be included in such registration by such Holder or Other Holder to the total amount of securities requested to be included in such registration by such Holders and Other Holders, subject to any other agreement among them) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering;

(b)                                 if such Piggyback Registration is an underwritten secondary registration for the account of holders of securities of the Company (other than a Demand Registration) and is not also a primary registration, the Company will include in such Piggyback Registration (i) first, all securities to be offered by the Qualifying Holders requesting such registration; and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by such other Holders and Other Holders

(allocated on a pro rata basis among such other Holders and Other Holders, based on the relationship of the amount of securities requested to be included in such registration by such other Holder or Other Holder to the total amount of securities requested to be included in such registration by such other Holder and Other Holders, subject to any other agreement among them) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering; and

(c)                                  if such Piggyback Registration is a Demand Registration, the Company will include in such registration (i) first, all securities to be offered by the Onex Stockholders; and (ii) second, up to the full amount of securities requested to be included in such Piggyback Registration by such other Holders and Other Holders (allocated on a pro rata basis among such other Holders and Other Holders, based on the relationship of the amount of securities requested to be included in such registration by such other Holder or Other Holder to the total amount of securities requested to be included in such registration by such other Holder and Other Holders, subject to any other agreement among them) so that the total amount of securities to be included in such Underwritten Offering is the full amount that, in the written opinion of such managing underwriter or underwriters, can be sold without being materially detrimental to the success of such Underwritten Offering.

7.4.3                        Withdrawal of Piggyback Registration.

(a)                                  If at any time after giving the Piggyback Notice and prior to the effective date of the Registration Statement filed in connection with the Piggyback Registration, the Company determines for any reason not to register or to delay the Piggyback Registration, the Company may, at its election, give written notice of its determination to the participating Holders and (i) in the case of a determination not to register, will be relieved of its obligation to register any securities in connection with the abandoned Piggyback Registration, without prejudice; and (ii) in the case of a determination to delay the Piggyback Registration, will be permitted to delay the registration for a period not exceeding one hundred eighty (180) days.

(b)                                 Any Holder may withdraw any of its securities to be included in a Piggyback Registration from such Piggyback Registration by providing a written notice to the Company; provided, however, that (i) such Holder’s request must be made prior to the printing of the preliminary prospectus to be used for marketing purposes with respect to an Underwritten Offering or, if the Piggyback Registration does not involve an Underwritten Offering, at least three (3) Business Days prior to the filing of the Registration Statement covering the Piggyback Registration; and (ii) the withdrawal will be irrevocable and, after making such withdrawal, the Holder will no longer have any right to include the securities so withdrawn in that Piggyback Registration.

7.5                                 Participation in Underwritten Offerings. With respect to any Underwritten Offering, the inclusion of a Holder’s securities therein will be conditioned upon such Holder’s participation in such Underwritten Offering, including without limitation the execution and delivery by such Holder of an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings and the completion, execution and delivery by such Holder of all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreement.

7.6                                 Procedures and Expenses.

7.6.1                        Registration Procedures. In connection with the Company’s registration obligations pursuant to this Section 7, the Company will:

(a)                                  before filing any Registration Statement, any Prospectus or any amendment or supplements thereto, furnish to each participating Holder and its counsel copies thereof as proposed to be filed, sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

(b)                                 use commercially reasonable efforts to cause the sale or disposition of the Registrable Securities covered by the applicable Registration Statement to be registered or approved in accordance with applicable Gaming Laws as may be necessary to enable the seller thereof to consummate the sale or disposition of such Registrable Securities;

(c)                                  prepare and file with the SEC any amendments (including without limitation any post-effective amendments) to the Registration Statement and any supplements to the Prospectus as may be necessary to keep the Registration Statement effective until all securities covered by the Registration Statement are sold in accordance with the intended plan of distribution set forth in the Registration Statement as so amended or in such Prospectus as so supplemented;

(d)                                 promptly following its actual knowledge thereof, notify each participating Holder and the managing underwriter or underwriters, if any:

(i)                                     when a Prospectus or any Prospectus supplement or amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when such Registration Statement or post-effective amendment has become effective;

(ii)                                  of any request by the SEC or any other governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information or any comments by the SEC or any other governmental authority relating to any document referred to in Section 7.5.1(c)(i);

(iii)                               of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)                              of the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of any of the securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)                                 that a statement made in a Registration Statement or Prospectus is or has become untrue in any material respect or that a change in a Registration Statement or Prospectus or other document must be made so that (A) in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

(vi)                              of the Company’s reasonable determination that a post-effective amendment to a Registration Statement is necessary;

(e)                                  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification or exemption from qualification of any of the securities for sale in any jurisdiction, at the earliest practicable date;

(f)                                    furnish to each participating Holder and the managing underwriter or underwriters, if any, at least one conformed copy of any Registration Statement and any post-effective amendment thereto, including without limitation financial statements (but excluding all schedules, all exhibits and all materials incorporated or deemed incorporated therein by reference), and copies of any Prospectus, including without limitation all supplements thereto, in such quantities as such Holders may reasonably request;

(g)                                 prior to any public offering of securities as contemplated hereby, register or qualify or cooperate with each Holder, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the participating Holder or any managing underwriter or underwriters reasonably request in writing and maintain each registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; provided, however, the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified or take any action which would subject it to general service of process or taxation in any jurisdiction in which it is not then so subject;

(h)                                 as promptly as practicable upon the occurrence of any event contemplated by Section 7.5.1(c)(v) or 7.5.1(c)(vi), prepare and file a post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus, or file any other required document, so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(i)                                     enter into customary and reasonable agreements (including without limitation an underwriting agreement) and take all other actions reasonably necessary or desirable to expedite or facilitate the disposition of the securities and, in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering:

(i)                                     use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) are reasonably satisfactory to the managing underwriter or underwriters, if any), addressed to the managing underwriter or underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by any underwriter, and

(ii)                                  use its commercially reasonable efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company addressed to the managing underwriter or underwriters, if any, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings;

(j)                                     upon reasonable notice and at reasonable times during normal business hours, make available for inspection by a representative of each participating Holder and any underwriter participating in any disposition of securities and their respective counsel or accountants, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the applicable Registration Statement;

(k)                                  cause all securities being registered to be listed or accepted for quotation on each national securities exchange, national securities association or automated quotation system on which similar securities issued by the Company are then listed or quoted, but only to the extent similar securities of the Company are so listed; and

(l)                                     use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such registration and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 7.5.1(k) if it has satisfied the provisions of Rule 158 under the Securities Act (or any similar rule promulgated under the Securities Act).

7.6.2                        Information from the Holders.

(a)                                  Each Holder whose securities are included in any Registration Statement pursuant to this Agreement shall furnish to the Company such information regarding such Holder and its plan and method of distribution of such securities as the Company may reasonably request in writing and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities or blue sky law. The Company may refuse to proceed with the registration of such Holder’s securities if such Holder unreasonably fails to furnish such information within a reasonable time after receiving such request.

(b)                                 Each participating Holder will as expeditiously as possible (i) notify the Company that a statement made in a Registration Statement or Prospectus regarding such participating Holder based on information furnished to the Company pursuant to Section 7.5.2(a) is or has become untrue in any material respect or that a change to a statement made in a Registration Statement or Prospectus based on information furnished to the Company pursuant to Section 7.5.2(a) must be made so that (A) in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading; and (B) in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading in light of the circumstances under which they were made; and (ii) provide the Company with such information as may be required to enable the Company to prepare a post-effective amendment to any such Registration Statement or a supplement to such Prospectus.

7.6.3                       Suspension of Disposition.

(a)                                  Each participating Holder will be deemed to have agreed that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 7.5.1(c)(ii), 7.5.1(c)(iii), 7.5.1(c)(iv), 7.5.1(c)(v) or 7.5.1(c)(vi), such Holder will discontinue disposition of securities covered by a Registration Statement or Prospectus until receipt by such Holder of the copies of the supplemented or amended Prospectus contemplated by Section 7.5.1(g) or until such Holder has been advised in writing by the Company that the use of the applicable Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

(b)                                 Each participating Holder will be deemed to have agreed that, upon receipt of any notice from the Company that the Company or any of its Subsidiaries is involved in any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, disclosure of which would be required in the Registration Statement and the Board has determined in the good faith exercise of its reasonable business judgment that disclosure would adversely affect the financing, acquisition, corporate reorganization or other significant transaction, each participating Holder will discontinue disposition of securities covered by a Registration Statement or Prospectus until the earlier to occur of (i) the receipt by such Holder of copies of a supplemented or amended Prospectus describing the financing, acquisition, corporate reorganization or other significant transaction or (ii) the termination of the transaction; provided, however, that the period during which the offer and sale of securities is discontinued will not exceed ninety (90) days during any twelve (12)-month period.

7.6.4                       Registration Expenses.

(a)                                  Subject to Section 7.5.4(c), all fees and expenses incurred by the Company in complying with this Section 7 (collectively, “Registration Expenses”) will be borne by the Company for the account of the participating Holders. These fees and expenses will include without limitation (i) all registration and filing fees (including without limitation fees and expenses incurred (A) with respect to filings required to be made with the Financial Industry Regulatory Authority; and (B) in complying with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for any underwriters and each participating Holder in connection with blue sky qualifications of the securities and determination of the eligibility of the securities for investment under the laws of such jurisdictions as the managing underwriter or underwriters, if any, or the participating Holders may designate)); (ii) printing expenses (including without limitation the expenses of printing certificates for securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the participating Holders); (iii) fees and disbursements of counsel for the Company, (iv) reasonable fees and disbursements of one counsel for participating Holders collectively (which counsel will be selected by participating Holders holding a majority of securities then outstanding being offered) not to exceed $30,000 in the aggregate; (v) fees and disbursements of all independent certified public accountants referred to in Section 7.5.1(h)(ii) (including without limitation the expenses of any special audit and “comfort” letters required by or incident to such performance); (vi) reasonable fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 2720(c) of the Conduct Rules of the National Association of Securities Dealers, Inc.; and (vii) fees and expenses of all other

Persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each national securities exchange, if any, on which similar securities issued by the Company are then listed or the quotation of such securities on each association or quotation system, if any, on which similar securities issued by the Company are then quoted.

(b)                                 Except as specifically set forth in Section 7.5.4(a), notwithstanding anything contained herein to the contrary (i) all costs and fees of counsel and experts retained by a participating Holder and (ii) all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of securities will be borne by the applicable Holder.

(c)                                  Notwithstanding anything contained herein to the contrary, each participating Holder may have its own separate counsel in connection with the registration of any of its securities, which counsel may participate therein to the full extent provided herein; provided, however, that all fees and expenses of such separate counsel will be paid for by such participating Holder.

7.7                                 Indemnification.

7.7.1                        Indemnification by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder holding securities registered pursuant to this Agreement, each underwriter (as defined in the Exchange Act), and their respective officers, directors, trustees, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder and the officers, directors, trustees, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities (or actions in respect thereof), costs and expenses (including without limitation any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action) (collectively, “Losses”) arising out of or based upon (i) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities or blue sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities or blue sky law in connection with the offer or sale of securities; (ii) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary prospectus or any document filed under any state securities or blue sky law in connection with the offer or sale of the securities; or (iii) any omission or alleged omission to state in any such Registration Statement, Prospectus, preliminary prospectus or filed document a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are based solely upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a security to the Person asserting the claim from which such Losses arise; and (B) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (ii) (A) the untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company; (B) such Holder was furnished with copies of the Prospectus as so amended or supplemented; and (C) such Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a security to the person asserting the claim from which such Losses arise.

7.7.2                        Indemnification by Holders. Each participating Holder (severally and not jointly) will indemnify and hold harmless, to the fullest extent permitted by law, the Company, each underwriter, and officers, directors, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company and the directors, officers, agents and employees of any such controlling Person, from and against all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Prospectus, preliminary prospectus, or any document filed under any state securities or blue sky law in connection with the offer or sale of the securities; or (ii) any omission or alleged omission of a material fact required to be stated in any such Registration Statement, Prospectus, preliminary prospectus or filed document or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such Losses arise from or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement, Prospectus, preliminary prospectus or filed document. In no event will the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the securities giving rise to such indemnification obligation.

7.7.3                        Conduct of Indemnification Proceedings. If any person becomes entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party will give prompt notice to the party from which indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any action or proceeding with respect to which the Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. If such an action or proceeding is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the Indemnified Party promptly after receiving the notice referred to in the immediately preceding sentence, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party will have the right to employ its own counsel in any such case, but the fees and expenses of that counsel will be at the expense of the Indemnified Party unless (i) the employment of the counsel has been authorized in writing by the Indemnifying Party; (ii) the Indemnifying Party has not employed counsel (reasonably satisfactory to the Indemnified Party) to take charge of such action or proceeding within a reasonable time after notice of commencement thereof; or (iii) the Indemnified Party reasonably concludes, based upon the opinion of counsel, that there may be defenses or actions available to it which are different from or in addition to those available to the Indemnifying Party which, if the Indemnifying Party and the Indemnified Party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of defenses or actions available to the Indemnified Party. If any of the events specified in clause (i), (ii) or (iii) of the immediately preceding sentence are applicable, then the reasonable fees and expenses of separate counsel for the Indemnified Party will be borne by the Indemnifying Party; provided, however, that in no event will the Indemnifying Party be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) for all Indemnified Parties. If, in any case, the Indemnified Party employs separate counsel, the Indemnifying Party will not have the right to direct the defense of the action or proceeding on behalf of the Indemnified Party. All fees and expenses required to be paid to the Indemnified Party pursuant to this Section 7.6 will be paid periodically during the course of the investigation or defense, promptly upon delivery to the Indemnified Party of a reasonably itemized bill therefor in respect of any particular Loss that is incurred. Notwithstanding anything contained in this Section 7.6.3 to the contrary, an Indemnifying Party will not be liable for the settlement of any action or proceeding effected without its prior written consent. An Indemnifying Party will not, without the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could be sought by such Indemnified Party under this Section 7.6, unless such judgment, settlement or other termination provides solely for the payment of money and includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

7.7.4                      Contribution.

(a)                                  If the indemnification provided for in this Section 7.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party under Sections 7.1 or 7.2 in respect of any Losses or is insufficient to hold the Indemnified Party harmless, then each applicable Indemnifying Party (severally and not jointly), in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party or Indemnifying Parties, on the one hand, and the Indemnified Party, on the other hand, will be determined by reference to, among other things, whether any action in question, including without limitation any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the Indemnifying Party or Indemnifying Parties or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

(b)                                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.6.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything contained in this Section 7.6.4 to the contrary, an Indemnifying Party that is a participating Holder will not be required to contribute any amount in excess of the amount by which the total price at which the securities were sold by such participating Holder to the public exceeds the amount of any damages which such participating Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.7.5                        Survival of Indemnification. The obligations of the Company and the Holders under this Section 7.6 will survive the completion of any offering of securities pursuant to any Shelf Registration Statement under this Agreement.

7.8                                 Rule 144. The Company will file in a timely manner (taking into account any extension available under Rule 12b-25 of the Exchange Act) all reports required to be filed by it under the Exchange Act and, to the extent required from time to time to enable each Holder to sell its securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, will cooperate with each Holder. Upon the request of a Holder, the Company will promptly deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 7.7 will require the Company to register any securities, or file any reports, under the Exchange Act if such registration or filing is not required under the Exchange Act.

7.9                                 Certain Other Agreements. Except as set forth herein, no agreement granting any registration rights to any person with respect to any of the Company’s securities is in force and effect as of the date hereof. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with, or attempts to derogate from, the rights granted to the Holders in this Agreement, unless such inconsistency or derogation is first waived in writing by the Holders.

7.10                           Confidentiality. Each Holder will, and will cause their respective officers, directors, employees, legal counsel, accountants, financial advisors and other representatives to, hold in confidence any material nonpublic information received by them pursuant to this Agreement, including without limitation any material nonpublic information included in any Registration Statement or Prospectus proposed to be filed with the SEC provided pursuant to Section 7.5.1(a) and any material nonpublic information provided or made available pursuant to Section 7.5.1(i). This Section 7.9 will not apply to any information which (a) is or becomes generally available to the public (other than by reason of a breach of this Agreement); (b) was already in the possession of such Holder from a non-confidential source prior to its disclosure by the Company; and (c) is or becomes available to the Holder on a non-confidential basis from a source other than the Company; provided, however, that such source is not known by the Holder to be bound by confidentiality obligations.

7.11                           Market Stand-Off.

(a)                                 Each Qualifying Holder agrees, if so requested by the Company and an underwriter of Registrable Securities of the Company in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Shares held by it for such period, not to exceed (i) one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with the Company’s initial public offering of Common Stock, or (ii) ninety (90) days following the effective date of the relevant registration statement in connection with any other public offering of Common Stock, as such underwriter shall specify reasonably and in good faith, provided, however, that all directors, senior executive officers of the Company and all Holders of Shares representing five percent (5%) or greater of all Shares issued and outstanding enter into similar agreements.

(b)                                 Notwithstanding Section 7.11(a), in the case of any Demand Registration where all Registrable Securities of Qualifying Holders have been excluded by any underwriter as a result of the provisions of Section 7.4.2, the provisions of Section 7.11(a)(ii) shall not apply to such Qualifying Holders; provided, however that, notwithstanding the foregoing, to the extent that an underwriter requires the provisions of Section 7.11(a)(ii) to apply in connection with any registration referred to in this Section 7.11(b), Section 7.11(a)(ii) shall apply and the securities to be included in such registration shall be allocated on a pro rata basis among all Holders and Other Holders participating in such registration, based on the relationship of the amount of securities requested to be included in such registration by such Holder or Other Holder to the total amount of securities requested to be included in such registration by such Holder and Other Holders, subject to any other agreement among them.

8.                                  Necessary Action; Proxy.

8.1                                 Each Holder shall take, or cause to be taken, all Necessary Action to give effect to Sections 4 and 5.2 of this Agreement.

8.2                                 Without limiting the generality of the foregoing, where this Agreement provides that an action may be taken by the Company or any Subsidiary if authorized by a specified number or percentage of the members of the Board or of the Holders and such action is authorized in accordance therewith, each Holder shall take all Necessary Action to give effect thereto.

9.                                       Legend. Each certificate representing Shares now owned or hereafter acquired by a Holder or issued to any person in connection with a transfer pursuant to Section 2 shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDER AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY WHICH PLACES CERTAIN RESTRICTIONS ON THE TRANSFER AND VOTING OF THE SHARES. ANY PERSON TO WHOM SHARES REPRESENTED BY THIS CERTIFICATE, OR ANY INTEREST THEREIN, ARE TRANSFERRED SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

The Holders agree that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

10.                                 Termination. This Agreement shall terminate immediately prior to the closing of the earlier of (i) a Qualified Public Offering and (ii) a transaction or series of related transactions, pursuant to which any Person or group (within the meaning of the Exchange Act), other than any Holder as of the date hereof or any Affiliate of any such Holder, acquires (A) directly or indirectly fifty percent (50%) or more of the then outstanding Shares (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s equity or otherwise) or (B) directly or indirectly all or substantially all of the assets of the Company; provided, however, that, notwithstanding any termination of this Agreement, Section 7 shall survive such termination and remain in effect until there are no more Registrable Securities.

11.                                 Miscellaneous.

11.1                           Recapitalization, Exchange, Etc. Affecting the Shares. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

11.2                           Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

11.3                           Amendment and Waiver. Subject to Section 11.13, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), by the written consent of Holders holding a Super Majority Interest; provided, however, no such amendment or waiver may materially adversely affect the rights of or materially alter the obligations of a class of capital stock of the Company disproportionately generally vis a vis other classes of capital stock of the Company without the written consent of two-thirds (2/3) of the shares of such class, except as otherwise required by applicable law and except for amendments consistent with the manner in which such classes are currently treated differently hereunder; provided, further, no such amendment or waiver may materially adversely affect the rights of or materially alter the obligations of a Holder with respect to Shares of a certain class of capital stock of the Company disproportionately generally vis a vis other Holders of shares of such class without such Holder’s written consent; and provided, further, to the extent any provision of this Agreement specifically vests rights in Onex Stockholders, Major Non-Onex Stockholders or Non-Onex Holders, such provision shall not be amended or waived without the written consent of two-thirds (2/3) of the shares held by such Onex Stockholders, Major Non-Onex Stockholders or Non-Onex Holders, as applicable. Notwithstanding anything to the contrary contained herein or in the Certificate of Incorporation, the Company shall have the right, at any time and from time to time, to amend this Agreement and the Certificate of Incorporation to move any provision (or move the substantive terms and conditions contained in any provision) from this Agreement to the Certificate of Incorporation and to make other ancillary changes so long as such amendments do not modify in any material respect the aggregate rights of any Holder under this Agreement and the Certificate of Incorporation taken together and, without limiting the foregoing, shall do so upon the request of an Onex Stockholder, in each case, without requiring any further vote, consent or other action by or from any Holder. Any amendment or waiver effected in accordance this Section 11.3 shall be binding upon the Company, each Holder, and their respective successors and assigns.

11.4                           Action by Consent Without a Meeting. Any action required or permitted to be taken by Holders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Holders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those Holders who did not consent in writing.

11.5                           Entire Agreement. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

11.6         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the next Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address or facsimile number set forth on the signature page hereof, to each Holder at the address or facsimile number set forth on Schedule A hereto, or at such other address as the Company or each Holder may designate by ten (10) days advance written notice to the other parties hereto.

11.7         Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

11.8         Additional Holders; Additional Securities. Pursuant to the Plan, this Agreement shall be binding on all Persons receiving Shares pursuant to the Plan (including, without limitation, those receiving Shares in connection with the Rights Offering), regardless of whether such Persons have executed this Agreement. No additional Shares shall be issued by the Company (including, without limitation, pursuant to any Equity Incentive Plan), other than in a public offering, unless the Person to whom such shares are issued is an existing party to this Agreement or executes a Joinder Agreement which provides that such holder of capital stock shall be subject to this Agreement. This Agreement shall apply to all Shares owned by a party to this Agreement, no matter when acquired, unless such Shares were acquired after the Initial Public Offering pursuant to Rule 144 or in a subsequent public offering. Upon acquiring Shares and agreeing in writing to be bound by this Agreement, all such Persons shall be “Holders” for all purposes hereunder. The addition of any such party shall not be deemed an amendment to this Agreement and shall not require the consent of any party hereto.

11.9         Counterparts. This Agreement may be executed in two or more counterparts and copies and/or facsimile transmittal signature pages may be used instead of originals, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10       Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

11.11       Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto, or to their heirs, personal representatives, successors or assigns, by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto, or his heirs, personal representatives, or successors or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

11.12       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement

11.13       Gaming Laws. Notwithstanding anything to the contrary contained in this Agreement, the Certificate of Incorporation, the Bylaws or the Certificate of Designations (collectively, the “Relevant Documents”), to the extent that any provision contained or not contained in any such Relevant Document (including without limitation any provision granting a right to any Holder) would (i) cause the Company or any of its Subsidiaries to violate, or would otherwise result in a violation or breach of, or would otherwise prevent or delay the Company or any of its Subsidiaries, as applicable, from becoming licensed under, applicable Gaming Laws, and/or (ii) require any Non-Onex Holder to be licensed or found suitable under applicable Gaming Laws, each party hereto hereby agrees to take all Necessary Action, including without limitation agreeing to amend the Relevant Document to modify or delete such provision, so that such provision shall no longer (i) cause or result in such violation or breach or prevent or delay the Company or any of its Subsidiaries, as applicable, from becoming so licensed and/or (ii) require such Non-Onex holder to be so licensed or found suitable, as the case may be. Further, each party hereto agrees to take all Necessary Action to consummate and make effective the transactions contemplated by the Relevant Documents, including filing all reports and obtaining all licenses, findings of suitability and/or approvals required by the Gaming Authorities, and to respond as promptly as practicable under the circumstances to any inquiries received from the Gaming Authorities for additional information or documentation and to all inquiries and requests received from such Gaming Authorities. In furtherance of the provisions of this Section 11.13, each party hereto hereby constitutes and appoints the President and Treasurer of the Company, and each of them, with full power of substitution, (i) as the proxies of such party with respect to the matters set forth in this Section 11.13, and hereby authorizes each of them to vote all of such party’s Shares in a manner which is consistent with the terms and provisions of this Section 11.13 and (ii) as its true and lawful attorney, in its name, place and seal, to execute any agreements or documents required to be executed by such party pursuant to this Section 11.13. The proxy and grant of power of attorney granted pursuant to the immediately preceding sentence are given in consideration of the agreements and covenants of the Company and the Holders in connection with the transactions contemplated by this Agreement and, as such, are coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance with its terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

TROPICANA LAS VEGAS HOTEL AND
CASINO, INC.

By:	/s/ Alejandro Yemenidjian
Name:	Alejandro Yemenidjian
Title:	President, Chief Executive Officer

[Holder signature pages follow]

[Stockholders’ Agreement]

HEWARD CAPITAL PARTNERS LP

By: Heward Capital Partners GP LLC, its general partner

By:	/s/ Donald F. West

Name:	Donald F. West
Title:	Director

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

SCHEDULE A
SCHEDULE OF HOLDERS

CLASS A COMMON STOCK

NAME	ADDRESS/FACSIMILE	SHARES

Facsimile:

Facsimile:

Facsimile:

Facsimile:

Facsimile:

A-1

CLASS B COMMON STOCK

NAME	ADDRESS/FACSIMILE	SHARES

Facsimile:

Facsimile:

Facsimile:

Facsimile:

Facsimile:

A-2